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                                                                     EXHIBIT 5.1

                       [APACHE CORPORATION LETTERHEAD]




                               November 21, 1997




Apache Corporation
2000 Post Oak Boulevard, Suite 100
Houston, Texas 77056-4400

Ladies and Gentlemen:

         I am General Counsel to Apache Corporation, a Delaware corporation
(the "Company"), and am rendering this opinion in my capacity as such in connection with the proposed offering from time to time of up to an aggregate $300,000,000 principal amount of the senior unsecured debt securities (the "Debt Securities") of Apache Finance Pty Ltd, a proprietary company with limited liability organized under the laws of the Australian Capital Territory, Australia (the "Issuer"), and a wholly-owned indirect subsidiary of the Company described in the registration statement on Form S-3 (the "Registration Statement") of the Company and the Issuer. The Debt Securities are to be issued in one or more series pursuant to an Indenture among the Company, the Issuer and The Chase Manhattan Bank, Trustee. The Debt Securities are to be irrevocably and unconditionally guaranteed (the "Guarantees") by the Company. The Debt Securities are to be offered upon the terms and subject to the conditions set forth in one or more underwriting agreements by and between the Company, the Issuer and the persons named as underwriters therein (the "Underwriting Agreement").

         In connection therewith, I have examined the Registration Statement covering the Debt Securities which is to be filed with the Securities and Exchange Commission, originals or copies certified or otherwise identified to my satisfaction of the charter documents of the Issuer, the Restated Certificate of Incorporation and the Bylaws of the Company, each as amended to date, the corporate proceedings with respect to the offering of Debt Securities and such other documents and instruments as I have deemed necessary or appropriate for the expression of the opinions contained herein.

         I have assumed the authenticity and completeness of all records, certificates and other instruments submitted to me as originals, the conformity to original documents of all records, certificates and other instruments submitted to me as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to me as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined.
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Apache Corporation
November 21, 1997
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         Based on the foregoing, and having regard for such legal
considerations as I have deemed relevant, I am of the opinion that (a) the Debt Securities, when duly authorized and duly executed by the proper officers of the Issuer, authenticated and delivered by the Trustee in accordance with the Indenture, and issued and sold pursuant to the terms of the Underwriting Agreement against payment of the consideration therefor, will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, and (b) the Guarantees, when duly authorized and duly executed by the proper officers of the Company, the Debt Securities to which such Guarantees relate have been authenticated and delivered by the Trustee in accordance with the Indenture and issued pursuant to the terms of the Underwriting Agreement against payment of the consideration therefor, the Guarantees will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms. The opinions expressed in the preceding sentence regarding the enforceability of the Debt Securities and the Guarantees are subject to the exception that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Debt Securities denominated other than in U.S. Dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or
(2) governmental authority to limit, delay or prohibit the making of payments outside the United States.

         With your consent, I have relied solely on the opinion of Arthur Robinson & Hedderwicks, filed as Exhibit 5.2 to the Registration Statement, as to matters governed by the laws of the Australian Capital Territory, Australia.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus included as a part of the Registration Statement. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                        Very truly yours,


                                        /s/ ZURAB S. KOBIASHVILI